STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT made this 14th day of May, 2004, between Arthur Petrie (the "Seller"), who resides at 7235 Bermuda Road, Suite G, Las Vegas, Nevada 89119 and John M. Gronvall (the "Purchaser"), who resides at 237 East Front Street Youngstown, Ohio 44503.

                                   BACKGROUND

      The Seller acquired 7,259,700 shares of WinWin Gaming, Inc. (the "Company") common stock, $0.01 par value, pursuant to a stock purchase agreement, dated January 30, 2004 (the "June 30 Stock Purchase Agreement").

      The Seller obtained financing through Galt Funding LLC (the "Lender") to fund the purchase price under the June 30 Stock Purchase Agreement (the "Loan") and granted to the Lender an option to purchase a certain amount of the shares acquired in such transaction (the "Option").

      The Seller desires to sell 3,629,850 shares (the "Shares") to the Purchaser, and Purchaser desires to purchase from the Seller the Shares, subject to the Option.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the Purchaser and the Seller hereby agree as follows:

      1. Sale of Shares; Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Shares from the Seller, and the Seller agrees to sell the Shares to the Purchaser, for FIFTEEN CENTS ($0.15) per share or a total price of FIVE HUNDRED FORTY FOUR THOUSAND, FOUR HUNDRED SEVENTY SEVEN DOLLARS AND FIFTY CENTS ($544,477.50) (the "Purchase Price").

      2. Closing. (a) The closing (the "Closing") shall take place on the date hereof at such place as the Seller and the Purchaser may mutually agree.

            (b) At the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing 3,629,850 Shares with all necessary stock transfer stamps, if any are required, affixed thereto, accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed and such other documents as may be necessary to effect the transfer of such Shares to the Purchaser free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever except that the Shares will continue to be subject to the Option, as described in Section 5 of this Agreement, against delivery by the Purchaser of a certified check in the amount of the Purchase Price.

      3. Representations and Warranties of Seller. The Seller represents and warrants that:

            (a) The Seller owns the Shares of record and beneficially, subject to the Option. Except for the Option, Seller owns the Shares free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Seller has sole control over the Shares or sole discretionary authority over any account in which they are held.

            (b) The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

            (c) The Seller has in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary.

            (d) Seller makes no representations or warranties with respect to the business, assets, liabilities, operations, condition (financial or otherwise), and prospects of the Company.

      4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

            (a) The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by the Purchaser, constitutes a valid obligation of the Purchaser, is legally binding on him and is enforceable against him in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally).

            (b) The Purchaser is acquiring the Shares for his own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof.

            (c) The Purchaser may not sell, pledge, or otherwise dispose of the Shares in the absence of either a registration statement under the Securities Act of 1933, as amended (the "Act") or an exemption from the registration provisions of the Act. The Purchaser also agrees that Seller shall not be obligated to secure the registration of the Shares under the Act.

            (d) The Purchaser understands that the Shares he is purchasing from the Seller are subject to the Option, as described in Section 5 of this Agreement.


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

            (e) The Purchaser understands his obligation to tender 1/2 of the total number of the Shares subject to the exercise of the Option, as described in Section 5 of this Agreement, and agrees to comply with such obligation.

            (f) The Purchaser acknowledges and agrees that except as expressly set forth in this Agreement, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any matter relating to the Company, including, without limitation, the assets, financial condition, liabilities, operations or prospects of the Company or in respect of the transactions contemplated by this Agreement, and any such other representations or warranties are hereby expressly disclaimed by the Seller.

            (g) The Purchaser acknowledges and agrees that Purchaser is buying the Shares based solely on information regarding the Company contained herein and information regarding the Company that is publicly available to the Purchaser and for which the Seller is not responsible.

            (h) The Purchaser acknowledges and agrees that the Seller is a director and otherwise an affiliate of the Company and as a result may be aware of certain non-public material information concerning the Company. Purchaser waives any claims that may arise as a result of the Seller's knowledge regarding the Company.

      5. The Option; Covenants of the Purchaser.

            (a) In connection with the Loan the Seller granted the Lender an option to purchase 500,000 shares of the Company's common stock (the "Subject Shares") at an exercise price per Share of $0.15.

            (b) If, as of June 3, 2004, the unpaid principal balance of the Loan is more than $550,000, then on June 4, 2004 and on the fourth day of each subsequent calendar month until the Loan is paid in full, the number of Subject Shares for which the Option is exercisable is automatically increased by 100,000 Subject Shares.

            (c) If, as of June 3, 2004, the unpaid principal balance of the Loan is less than or equal to $550,000, but has not been paid in full, then on September 4, 2004 and on the fourth day of each subsequent calendar month until the Loan is paid in full, the number of Subject Shares for which the Option is exercisable is automatically increased by 100,000 Subject Shares.

            (d) If at any time the Lender exercises its Option to purchase the Subject Shares, the Purchaser hereby agrees to tender one-half of the total amount of the Subject Shares subject to the exercise of the Option (as such number may be increased from time to time as described above) on the condition that the Purchaser receive upon such tender $0.15 per Share (the "Option Share Purchase Price Payment").


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

            (e) The Purchaser agrees that, except for the Option Share Purchase Price Payment, he is not entitled to any additional compensation, reimbursement or any other payment whatsoever in connection with his tender of his portion of the Subject Shares upon exercise of the Option.

      6. Survival. The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing.

      7. Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

      8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      9. Governing Law. This Agreement shall in all respects be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

      10. Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and cannot be changed, modified, discharged or terminated except by a writing signed by the party against whom enforcement of any change, modification, discharge or termination is sought.

      11. Waiver. No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect at any other time.

      12. Assignment. The Purchaser may at any time assign his rights and obligations under this Agreement to persons or entities affiliated with the Purchaser. The Seller shall be required to honor any such assignment only after receiving notice thereof from the Purchaser.

      13. Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (in the case of the Purchaser, with a copy to Louis A. Bevilacqua at 701 Pennsylvania Avenue NW 8th Floor, Washington, DC 200004-2608) to the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in accordance with the provisions of this Section 12). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.


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

      14. Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

      15. Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.


                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SELLER:

                                        /s/ Arthur Petrie
                                        -----------------------------------
                                        Arthur Petrie


                                        PURCHASER:

                                        /s/ John M. Gronvall
                                        -----------------------------------
                                        John M. Gronvall


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